SCHEDULE FOR COMPUTATION OF EACH PERFORMANCE QUOTATION
PROVIDED IN THE REGISTRATION STATEMENT

(1) ENDING REDEMPTION VALUE AND TOTAL RETURN

Value of an initial investment at the end of a period and total return for the period are computed as set forth below.

 (A) Initial investment DIVIDED BY
  Public offering price for one share at
  beginning of period EQUALS
  Number of shares initially purchased

 (B) Number of shares initially purchased PLUS
  Number of shares acquired at net asset
  value through reinvestment of dividends
  and capital gain distributions during period EQUALS
  Number of shares purchased during period

 (C) Number of shares purchased during period MULTIPLIED BY
  Net asset value of one share as of the last day of the period EQUALS
  Value of investment at end of period

 (D) Value of investment at end of period DIVIDED BY
  Initial investment
  minus one and then multiplied by 100 EQUALS
  Total return for the period expressed as a percentage

                                   EXHIBIT 16
(2) AVERAGE ANNUAL TOTAL RETURN
Average annual total return quotations for the one-year and lifetime periods ended on the date of the most recent balance sheet is computed according to the formula set forth below.

        P(1+T)/n/ = ERV
 WHERE: P  = a hypothetical initial investment of $1,000
 T  = average annual total return
 n  = number of years
 ERV = ending redeemable value of a hypothetical $1,000 investment as of the end of the one-year and lifetime periods (computed in accordance with the formula set forth in (1), above)
 THUS:
  TOTAL RETURN AT PUBLIC OFFERING PRICE:
  1 Year Rate of Return 1,000(1+T)/1/ = $1,004.04
                                        T = +0.40%
  Lifetime Total Return 1,000(1+T)/2.82/ = $1,091.40
                                        T  = +3.15%

Hypothetical illustrations which are based on $1,000 and $10,000 initial investments used to obtain ending values over various time periods are attached.

 (3) YIELD
Yield is computed as set forth below.

 (A) Dividends and interest earned during the period MINUS
  Expenses accrued for the period EQUALS
  Net investment income

 (B) Net income investment    DIVIDED BY
 Average daily number of shares
  outstanding during the period that
   were entitled to receive dividends EQUALS

 Net investment income per share earned
  during the period

 (C) Net investment income per share earned during the period DIVIDED BY
 Maximum offering price per share on
   last day of the period EQUALS
 Current month's yield

 (D) Current months yield      PLUS ONE RAISED  TO THE SIXTH  POWER      EQUALS
  Semiannual compounded yield

 (E) Semiannual compounded yield     MINUS ONE  MULTIPLIED
  BY TWO EQUALS
 Annualized rate

                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                 SALES                      NET ASSET      INITIAL
                        INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
            DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
           8/01/95         1000.00      15.00       4.75 %          66.667        14.290             953
                                     DIVIDENDS AND CAPITAL GAINS REINVESTED
           ===========COST OF SHARES=============          ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT              FROM             FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM  CAP GAINS  SUB-   DIVS  TOTAL   SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T  REINV'D   TOTAL  REINV'DVALUE    HELD
 7/31/96   1000        47         47      1047     0          957      0        957      47 1004.04 69.919
                                         TOTAL   $ 0

                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                 SALES                      NET ASSET      INITIAL
                        INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
            DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
         10/06/93         1000.00      15.00       4.75 %          66.667        14.290             953
                                     DIVIDENDS AND CAPITAL GAINS REINVESTED
       ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-      DIVS  TOTAL   SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL    REINV'D VALUE   HELD
 7/31/94      1000        33         33      1033         0        940      0        940       32  972.80  68.993
 7/31/95      1000        49         82      1082         0        953      0        953       82  1035.60  72.470
 7/31/96      1000        51        133      1133         0        957      0        957      134  1091.40   76.003
                                         TOTAL   $       0

                          LIMITED TERMTAX-EXEMPT BOND FUAMERICA

                                          SALES                NET ASSEINITIAL
                  INITIAL      OFFERINCHARGE    SHARES          VALUE  NET ASSET
            DATE  INVESTMENT   PRICE  INCLUDED  PURCHASEPER     SHARE  VALUE
         08/01/95    1000          15     4.75 % 66.667          14.29              953
                               DIVIDENDS AND CAPITAL GAINS REINVESTED
         ============COST OF SHARES=============================VALUE OF SHARES====================
                  CURRENT  CUM. TOTAL   CURRENT            FROM          FROM
             CUM  INCOME  INCOMINVM'T CAP GAIN     FROM CAP GAINSUB-     DIVS  TOTAL    SHARES
DATE     INV'M'T    DIVS   DIVS  COST DISTRIB'N INV'M'T  REINV'DTOTAL  REINV'D VALUE     HELD
07/31/96     1000      47   47   1047         0     957       0    957      47  1004.04     69.919
                               TOTAL         $0

                          LIMITED TERMTAX-EXEMPT BOND FUAMERICA

                                          SALES                NET ASSEINITIAL
                  INITIAL      OFFERINCHARGE    SHARES          VALUE  NET ASSET
            DATE  INVESTMENT   PRICE  INCLUDED  PURCHASEPER     SHARE  VALUE
         10/06/93    1000          15     4.75 % 66.667          14.29              953
                               DIVIDENDS AND CAPITAL GAINS REINVESTED
         ============COST OF SHARES=============================VALUE OF SHARES====================
                  CURRENT  CUM. TOTAL   CURRENT            FROM          FROM
             CUM  INCOME  INCOMINVM'T CAP GAIN     FROM CAP GAINSUB-     DIVS  TOTAL    SHARES
DATE     INV'M'T    DIVS   DIVS  COST DISTRIB'N INV'M'T  REINV'DTOTAL  REINV'D VALUE     HELD
07/31/94     1000      33   33   1033         0     940       0    940      32    972.8     68.993
07/31/95     1000      49   82   1082         0     953       0    953      82   1035.6      72.47
07/31/96     1000      51  133   1133         0     957       0    957     134   1091.4     76.003
                               TOTAL         $0


                                     LTAX-EXEMPT BOND FUAMERICA

                                          SALES                NET ASSEINITIAL
                  INITIAL      OFFERINCHARGE    SHARES          VALUE  NET ASSET
            DATE  INVESTMENT   PRICE  INCLUDED  PURCHASEPER     SHARE  VALUE
         10/01/95    1000       15.14     4.75 %  66.05          14.42              952
                               DIVIDENDS AND CAPITAL GAINS REINVESTED
         ============COST OF SHARES=============================VALUE OF SHARES====================
                  CURRENT  CUM. TOTAL   CURRENT            FROM          FROM
             CUM  INCOME  INCOMINVM'T CAP GAIN     FROM CAP GAINSUB-     DIVS  TOTAL    SHARES
DATE     INV'M'T    DIVS   DIVS  COST DISTRIB'N INV'M'T  REINV'DTOTAL  REINV'D VALUE     HELD
09/30/96     1000      47   47   1047         0     952       0    952      47   999.13     69.288
                               TOTAL         $0

                          LIMITED TERMTAX-EXEMPT BOND FUAMERICA

                                          SALES                NET ASSEINITIAL
                  INITIAL      OFFERINCHARGE    SHARES          VALUE  NET ASSET
            DATE  INVESTMENT   PRICE  INCLUDED  PURCHASEPER     SHARE  VALUE
         10/01/95    1000       14.42     0.00 % 69.348          14.42             1000
                               DIVIDENDS AND CAPITAL GAINS REINVESTED
         ============COST OF SHARES=============================VALUE OF SHARES====================
                  CURRENT  CUM. TOTAL   CURRENT            FROM          FROM
             CUM  INCOME  INCOMINVM'T CAP GAIN     FROM CAP GAINSUB-     DIVS  TOTAL    SHARES
DATE     INV'M'T    DIVS   DIVS  COST DISTRIB'N INV'M'T  REINV'DTOTAL  REINV'D VALUE     HELD
09/30/96     1000      49   49   1049         0    1000       0   1000      49  1049.01     72.747
                               TOTAL         $0

                          LIMITED TERMTAX-EXEMPT BOND FUAMERICA

                                          SALES                NET ASSEINITIAL
                  INITIAL      OFFERINCHARGE    SHARES          VALUE  NET ASSET
            DATE  INVESTMENT   PRICE  INCLUDED  PURCHASEPER     SHARE  VALUE
         10/06/93    1000          15     4.75 % 66.667          14.29              953
                               DIVIDENDS AND CAPITAL GAINS REINVESTED
         ============COST OF SHARES=============================VALUE OF SHARES====================
                  CURRENT  CUM. TOTAL   CURRENT            FROM          FROM
             CUM  INCOME  INCOMINVM'T CAP GAIN     FROM CAP GAINSUB-     DIVS  TOTAL    SHARES
DATE     INV'M'T    DIVS   DIVS  COST DISTRIB'N INV'M'T  REINV'DTOTAL  REINV'D VALUE     HELD
09/30/94     1000      41   41   1041         0     929       0    929      40   969.49     69.547
09/30/95     1000      49   90   1090         0     961       0    961      92  1053.18     73.036
09/30/96     1000      52  142   1142         0     961       0    961     143  1104.76     76.613
                               TOTAL         $0

                          LIMITED TERMTAX-EXEMPT BOND FUAMERICA

                                          SALES                NET ASSEINITIAL
                  INITIAL      OFFERINCHARGE    SHARES          VALUE  NET ASSET
            DATE  INVESTMENT   PRICE  INCLUDED  PURCHASEPER     SHARE  VALUE
         10/06/93    1000       14.29     0.00 % 69.979          14.29             1000
                               DIVIDENDS AND CAPITAL GAINS REINVESTED
         ============COST OF SHARES=============================VALUE OF SHARES====================
                  CURRENT  CUM. TOTAL   CURRENT            FROM          FROM
             CUM  INCOME  INCOMINVM'T CAP GAIN     FROM CAP GAINSUB-     DIVS  TOTAL    SHARES
DATE     INV'M'T    DIVS   DIVS  COST DISTRIB'N INV'M'T  REINV'DTOTAL  REINV'D VALUE     HELD
09/30/94     1000      43   43   1043         0     976       0    976      41  1017.63     73.001
09/30/95     1000      51   94   1094         0    1009       0   1009      96  1105.44      76.66
09/30/96     1000      54  148   1148         0    1009       0   1009     150   1159.6     80.416
                               TOTAL         $0